Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated June 30, 2026, with respect to the consolidated financial statements of Accelevation
LLC and Accelevation Holding Company, LLC contained in the Final Prospectus, filed on September 22, 2026, relating to the Registration Statement on Form S-1 (File No. 333-298715), which is incorporated by reference in this
Registration Statement on Form S-8. We consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-8.
 /s/ GRANT THORNTON LLP
Cincinnati, Ohio
October 1, 2026